American Century Strategic Asset Allocations, Inc.
AMENDMENT NO. 2 TO AMENDED AND RESTATED
MASTER DISTRIBUTION AND INDIVIDUAL
SHAREHOLDER SERVICES PLAN

C Class

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 26th day of November, 2014, by AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. (the “Issuer”).

WHEREAS, the Issuer is party to a certain Amended and Restated Master Distribution and Individual Shareholder Services Plan dated January 1, 2008, and amended January 31, 2012 (the “Plan”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a new series of shares titled Multi-Asset Income Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.
IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

AMERICAN CENTURY STRATEGIC ASSET
ALLOCATIONS, INC.

By: /s/ Charles A. Etherington
Charles A. Etherington
Senior Vice President

SCHEDULE A

Funds Offering C Class Shares

Funds                                Date Plan Effective
American Century Strategic Asset Allocations, Inc.

•	Strategic Allocation: Aggressive Fund May 1, 2001

•	Strategic Allocation: Moderate Fund May 1, 2001

•	Strategic Allocation: Conservative Fund September 30, 2004

•	Global Allocation Fund January 31, 2012

•	Multi-Asset Income Fund November 26, 2014

A-1